SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM T-1
                            _________

               STATEMENT OF ELIGIBILITY UNDER THE
                TRUST INDENTURE ACT OF 1939 OF A
            CORPORATION DESIGNATED TO ACT AS TRUSTEE

        Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)


               STATE STREET BANK AND TRUST COMPANY
       (Exact name of trustee as specified in its charter)

                Massachusetts                      04-1867445
    (Jurisdiction of incorporation or           (I.R.S. Employer
  organization if not a U.S. national bank)    Identification No.)

     225 Franklin Street, Boston, Massachusetts        02110
      (Address of principal executive offices)         (Zip Code)

                     Maureen Scannell Bateman, Esq.
             Executive Vice President and General Counsel
        225 Franklin Street, Boston, Massachusetts  02110
                         (617) 654-3253
    (Name, address and telephone number of agent for service)


                            XCL, LTD.
       (Exact name of obligor as specified in its charter)

                 DELAWARE                      51-0305643
 (State or other jurisdiction of            (I.R.S. Employer
  incorporation or organization)           Identification No.)

               110 Rue Jean Lafitte, Second Floor
                      Lafayette, LA  70508
      (Address of principal executive offices)  (Zip Code)


           13.50% Senior Secured Notes due May 1, 2004
                 (Title of indenture securities)

                           GENERAL

Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

          Department of Banking and Insurance of The
          Commonwealth of Massachusetts, 100 Cambridge
          Street, Boston, Massachusetts.

          Board of Governors of the Federal Reserve System,
          Washington, D.C., Federal Deposit Insurance
          Corporation, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          Trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with Obligor.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

          (See note on page 2.)

Item 3. through Item 15. Not applicable.

Item 16.  List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     1. A copy of the articles of association of the trustee as now in effect.

          A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit
     1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

          A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File
          No. 22-17940) and is incorporated herein by reference thereto.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

          A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File
          No. 22-17940) and is incorporated herein by reference thereto.

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

          A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange
          Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File
          No. 33-37823) and is incorporated herein by reference thereto.

     5. A copy of each indenture referred to in Item 4. if the obligor is in default.

          Not applicable.

     6. The consents of United States institutional trustees required by Section 321(b) of the Act.

          The consent of the trustee required by Section
          321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
          Exhibit 7 and made a part hereof.


                            NOTES

     In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                          SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 4th day of May, 1998.


                            STATE STREET BANK AND TRUST COMPANY


                              By:  /s/ Susan C. Merker
                                  --------------------------
                                       Susan C. Merker
                                   Assistant Vice President


                          EXHIBIT 6


                   CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by XCL, LTD. of its 13.50% Senior Secured Notes due May 1, 2004, Series B, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                              STATE STREET BANK AND TRUST COMPANY

                                   /s/ Susan C. Merker
                              By:_____________________________________
                                       Susan C. Merker
                                   Assistant Vice President




Dated: May 4, 1998

                         EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business December 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                           Thousands of
ASSETS                                                         Dollars

Cash and balances due from depository institutions:
      Noninterest-bearing balances and currency and coin....      2,220,829
      Interest-bearing balances.............................     10,076,045
Securities..................................................     10,373,821
Federal funds sold and securities purchased
     under agreements to resell in domestic offices
     of the bank and its Edge subsidiary....................      5,124,310
Loans and lease financing receivables:
      Loans and leases, net of unearned income..      6,270,348
      Allowance for loan and lease losses.......         82,820
      Allocated transfer risk reserve...........              0
      Loans and leases, net of unearned income and allowances     6,187,528
Assets held in trading accounts..............................     1,241,555
Premises and fixed assets....................................       410,029
Other real estate owned......................................           100
Investments in unconsolidated subsidiaries...................        38,831
Customers' liability to this bank on acceptances outstanding.        44,962
Intangible assets............................................       224,049
Other assets.................................................     1,507,650
                                                                 ----------
Total assets.................................................    37,449,709
                                                                 ==========

LIABILITIES

Deposits:
          In domestic offices................................    10,115,205
                Noninterest-bearing ............... 7,739,136
                Interest-bearing................... 2,376,069
          In foreign offices and Edge subsidiary.............    14,791,134
                Noninterest-bearing ..............     71,889
                Interest-bearing.................. 14,719,245
Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge subsidiary.....................     7,603,920
Demand notes issued to the U.S. Treasury and Trading
  Liabilities................................................       194,059
Trading liabilities..........................................     1,036,905
Other borrowed money.........................................       459,252
Subordinated notes and debentures............................             0
Bank's liability on acceptances executed and outstanding.....        44,962
Other liabilities............................................       972,782

Total liabilities............................................    35,218,219
                                                                 ----------
EQUITY CAPITAL

Perpetual preferred stock and related surplus................             0
Common stock.................................................        29,931
Surplus......................................................       444,620
Undivided profits and capital reserves/Net unrealized
  holding gains (losses).....................................     1,763,076
Cumulative foreign currency translation adjustments..........        (6,137)
Total equity capital.........................................     2,231,490
                                                                 ----------
Total liabilities and equity capital.........................    37,449,709
                                                                 ==========

I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                   Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                   David A. Spina
                                   Marshall N. Carter
                                   Truman S. Casner